FIRST AMENDMENT TO CREDIT AGREEMENT
THIS FIRST AMENDMENT TO CREDIT AGREEMENT (“First Amendment”) is made as of this 1st day of June, 2015, by and among STARTEK, INC., a Delaware corporation (the “Company”), STARTEK HEALTH SERVICES, INC., a Colorado Corporation (“SHS”) and STARTEK USA, INC., a Colorado Corporation (“SUSA”) (each of the Company, CCI, SHS and SUSA may be referred to herein, individually, as a “Borrower” and, collectively, as “Borrowers”), COLLECTION CENTER, INC., a North Dakota corporation (“CCI”), as a guarantor, EACH LENDER FROM TIME TO TIME PARTY HERETO (collectively, the “Lenders” and individually, a “Lender”), and BMO HARRIS BANK, N.A., as Administrative Agent, Swing Line Lender, and an Letter of Credit Issuer.
WHEREAS, the Administrative Agent, Lenders and Borrowers entered into a certain Credit Agreement dated as of April 29, 2015 (said Credit Agreement, as amended from time to time, is hereinafter referred to as the “Credit Agreement”); and
WHEREAS, the Administrative Agent, Lenders and Borrowers desire to amend certain provisions of the Credit Agreement pursuant to the terms hereof.
NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements herein contained, and any extension of credit heretofore, now or hereafter made by Agent and Lenders to Borrowers, the parties hereto agree as follows:
1.Definitions. All capitalized terms used herein without definition shall have the meanings contained in the Credit Agreement.
2.    Amended Definitions. The definitions of “Eurodollar Base Rate” and “Interest Payable Date” are hereby deleted and the following inserted in its stead are hereby inserted into Section 1.01 of the Credit Agreement in appropriate alphabetical order:
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“Eurodollar Base Rate” means, for the rate per annum (not less than zero percent (0%)) equal to the ICE Benchmark Administration (or the successor thereto if the ICE Benchmark Administration is no longer making the LIBOR Rate available) LIBOR Rate (“ICE LIBOR”) for one month interest periods, as published by Reuters (or other commercially available source providing quotations of ICE LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two London Banking Days prior to the commencement of each calendar month, for Dollar deposits (for delivery on the first day of such calendar month) for one month period. If such rate is not available at such time for any reason, then the “Eurodollar Base Rate” for such one month period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such calendar month in same day funds in the approximate amount of the Eurodollar Rate Loan being made, and with a one month term would be offered by such other authoritative source (as is selected by Administrative Agent in its sole reasonable discretion)  to major banks in the London

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interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two (2) London Banking Days prior to the commencement of each calendar month.
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“Interest Payment Date” means (i) the first day of each month with respect to interest accrued through the last day of each month ending immediately prior to such date, (ii) any date that any Loan is prepaid, in whole or in part, and (iii) the Maturity Date with respect to such Loan; provided, further, that interest accruing at the Default Rate shall be payable from time to time upon demand of the Administrative Agent.
3.    Borrowings. Section 2.02 of the Credit Agreement is hereby deleted and the following is inserted in its stead:
“2.02    Borrowings, Conversions and Continuations of Loans.
(a)    Each Borrowing shall be made upon the Company’s irrevocable Committed Loan Notice of a Borrowing to the Administrative Agent, which may be given by telephone or electronic mail. Each such notice must be received by the Administrative Agent not later than 12:00 (noon) on the requested date of any Borrowing of Base Rate Loans. Each telephonic notice by the Borrowers pursuant to this Section 2.02(a), if requested by Administrative Agent, must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice from a Responsible Officer of the Borrower Agent. Each notice of a Borrowing (whether telephonic or written) shall specify (i) the principal amount of Loans to be borrowed, converted or continued and (ii) the requested date of the Borrowing (which shall be a Business Day).
(b)    Following receipt of a Committed Loan Notice for a Facility, the Administrative Agent shall promptly notify each Appropriate Lender before 1:00 p.m. on the applicable date of the amount of its Applicable Percentage under such Facility of the applicable Loans. In the case of a Revolving Credit Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 3:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 5.02 (and, if such Borrowing is the initial Credit Extension, Section 5.01), the Administrative Agent shall make all funds so received available to the Borrowers in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrowers on the books of BMO with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date a Committed Loan Notice with respect to a Revolving Credit Borrowing is given by the Borrower, there are Letter of Credit Borrowings outstanding, then the proceeds of such Revolving Credit Borrowing, first, shall be

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applied to the payment in full of any such Letter of Credit Borrowings, and second, shall be made available to the Borrowers as provided above.
(c)    Borrowers and each Lender hereby irrevocably authorize the Administrative Agent, in the Administrative Agent’s Permitted Discretion, to advance to Borrowers, and/or to pay and charge to Borrowers’ Loan Account hereunder, all sums necessary to pay (i) any interest accrued on the Obligations when due and to pay all fees, costs and expenses and other Obligations at any time owed by any Loan Party to the Administrative Agent or any Lender hereunder and (ii) any service charge or expenses due pursuant to Section 11.04 when due. The Administrative Agent shall advise the Borrower Agent of any such advance or charge promptly after the making thereof. Such action on the part of the Administrative Agent shall not constitute a waiver of the Administrative Agent’s rights and the Borrowers’ obligations under Section 2.06(b)(vi). Any amount which is added to the principal balance of the Loan Account as provided in this Section 2.02(f) shall constitute Revolving Loans (notwithstanding the failure of the Borrowers to satisfy any of the conditions to Credit Extensions in Section 5.02) and Obligations hereunder.”
4.    Certain references to Base Rate Loan or Base Rate Revolving Loan. The references to “Base Rate Loan(s)” and/or “Base Rate Revolving Loan(s)” in Sections 2.01(c)(C), 2.03(d), 2.04(a), (c), (d) and (e) and 11.06(a) shall be deemed to be references to “Eurodollar Rate Loan” or “Eurodollar Rate Revolving Loan(s)”, as applicable.
5.    Interest. Section 2.08 of the Credit Agreement is hereby deleted and the following is inserted in its stead:
“2.08    Interest.
(a)    Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Revolving Loan shall bear interest on the outstanding principal amount thereof at a rate per annum equal to the Eurodollar Rate plus the Applicable Margin; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Margin; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Eurodollar Rate plus the Applicable Margin. Except as otherwise provided in Sections 3.02, 3.03 or 3.04, all Loans shall bear interest at the Eurodollar Rate plus the Applicable Margin.
(b)    (1)    If any amount payable by the Borrowers under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(1)    If any other Event of Default exists, then the Administrative Agent may, and upon the request of the Required Lenders shall, require (and notify the Borrowers

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thereof) that all outstanding Loan Obligations shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate.
(2)    Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
(c)    Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.”
6.    Post-Closing Agreement. The reference to ninety (90) days in item 1 of Schedule I to the Post-Closing Agreement shall be deemed to be amended to one hundred fifty (150) days (or such longer period as subsequently agreed to in writing by the Administrative Agent). Further, in the event that prior to the end of such period, Borrower has entered into a bona fide contract to sell the “Owned Property” (as defined in the Post-Closing Agreement), then such period shall be extended to the date which is thirty (30) days after such contract is terminated. If such contract is consummated, then the requirements of item 1 shall be waived.
7.    Conditions Precedent. This First Amendment shall become effective when Borrowers, the Administrative Agent and Lenders shall have executed and delivered to each other this First Amendment.
8.    Governing Law. This First Amendment shall be governed by, and construed in accordance with, the laws of the State of Illinois, without regard to the principles thereof relating to conflict of laws.
9.    Execution in Counterparts. This First Amendment may be executed in any number of separate counterparts, each of which shall, collectively and separately, constitute one agreement. Delivery of an executed counterpart of a signature page of this First Amendment by telecopy or electronically (such as PDF) shall be effective as delivery of a manually executed counterpart of this First Amendment.
10.    Continuing Effect. Except as otherwise specifically set out herein, the provisions of the Credit Agreement shall remain in full force and effect.
(Signature Page Follows)
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

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Borrowers: STARTEK, INC., a Delaware Corporation By: /s. Chad A. Carlson Chad A. Carlson President and Chief Executive Officer
STARTEK HEALTH SERVICES, INC., a Colorado Corporation By: /s/ Chad A. Carlson Chad A. Carlson President and Chief Executive Officer
STARTEK USA, INC. a Colorado Corporation By: /s/ Chad A. Carlson Chad A. Carlson President and Chief Executive Officer
GUARANTOR: COLLECTION CENTER, INC., a North Dakota Corporation By: /s/ Randy Fischer Randy Fischer Vice President

ADMINISTRATIVE AGENT:	BMO HARRIS BANK N.A., as Administrative Agent By: /s/ Quinn Heiden Quinn Heiden Director

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LENDERS:	BMO HARRIS BANK N.A., as a Lender, L/C Issuer and Swing Line Lender By: /s/ Quinn Heiden Quinn Heiden Director

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